UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 29, 2016 (December 15, 2015)

SEEN ON SCREEN TV INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-21812
(Commission File No.)

4017 Colby Avenue
Everett, Washington  98201
(Address of principal executive offices and Zip Code)

425-367-4668
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 15, 2015, we entered into a Memorandum of Understanding and Agreement ("Memorandum") with Tony Reynolds DBA Reynolds Sports and Entertainment, now a wholly owned subsidiary of A Kickin Crowd LLC ("Reynolds") wherein we acquired an exclusive license to Buster's Backyard Bar-B-Q, alternatively Buster's Bar-B-Q, in exchange for $10,000 and 15,000,000 restricted shares of our common stock valued at $90,000.00.   The terms of the Memorandum provide that we retain all profits until we recoup net profits of $10,000.00.  After that, we retain 90% of net profits generated until we recoup $90,000.00.  After we recoup the foregoing $90,000.00, net profits are split 75% to us and 25% to Reynolds.

On January 2, 2016, we executed a License Agreement with Reynolds that embodied the terms of the Memorandum aforesaid.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

10.1	Memorandum of Understanding and Agreement
10.2	License Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 29th day of January, 2016.

SEEN ON SCREEN TV INC.

BY:	ANTOINE JARJOUR
Antoine Jarjour
Principal Executive Officer and Principal Financial Officer